                                                                   EXHIBIT 99.1



           FOR FURTHER INFORMATION:

           AT THE COMPANY:
           Jeffrey P. Jorissen
           Chief Financial Officer
           (248) 208-2500

           FOR IMMEDIATE RELEASE



           SUN COMMUNITIES, INC. REPORTS THIRD QUARTER 2003 RESULTS


           SOUTHFIELD, MI, OCTOBER 29, 2003 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported third quarter results.

           For the third quarter ended September 30, 2003, total revenues increased 6.7 percent to $43.0 million, compared with $40.3 million in the third quarter of 2002. Funds from operations (FFO)(1) of $17.3 million increased 3.2 percent, from $16.7 million in the third quarter 2002. On a diluted per share basis for the three months ended September 30, 2003, FFO remained constant at $0.82 when compared to the same period in the prior year. Net income for the third quarter of 2003 was $6.4 million or $0.34 per diluted common share, compared with $5.8 million, or $0.32 per diluted common share for the same period in 2002.

           Dilution attributed to the previously announced issuance of equity reduced funds from operations by approximately $0.02 in the quarter and nine month periods.

           For 109 communities owned throughout both years, total revenues increased 2.7 percent for the nine months ended September 30, 2003 and expenses increased 9.1 percent, which caused net operating income
           (2) to increase by 0.5 percent. Same property occupancy in the manufactured housing sites decreased from 91.0 percent at June 30, 2003 to 90.1 percent at September 30, 2003.

           "Third quarter continues to reflect similar year-to-date results. Absorption of new development sites, previously built, continues at a slow steady pace of 31 residents per month, while the stabilized portfolio continues to experience the run off of the last significant wave of repossessions caused by previous lending practices," said Gary A. Shiffman, Chairman and CEO.

October 29, 2003
Page 2

"One bright spot has been the high credit quality of new residents moving into Sun communities. Average FICO scores for our Home Buying Made Easy program have been 740 for new homes and 686 for used homes. Average down payments of 13 percent coupled with these high FICO scores and 15-year amortization represents an entirely new resident credit profile which we believe will enhance performance, " Shiffman added.

During the third quarter, the Company experienced a loss of 309 revenue producing sites or 0.8 percent. In addition, the Company sold 148 homes and brokered 134 sales.

The Company's line of credit to Origen Financial, LLC, was repaid shortly after Origen closed on its $150 million equity financing on October 8, 2003. The Company invested $50 million and agreed to sell Origen various interests in manufactured home loans previously acquired. Origen expects to be profitable immediately.

The Company's "Home Buying Made Easy" program announced in July, 2003, has resulted in 80 approved applications with strong FICO scores and downpayments in excess of 10 percent. These loans will be purchased by Origen at par with future loans under this program being originated by Origen and the Company will be responsible for quarterly payments to Origen of the interest differential between the market and coupon rates. The Company will not be responsible for the performance of the loans.

The Company expects to close on the sale of four properties in mid November realizing proceeds of approximately $24 million. The properties are located in Michigan and Illinois and comprise 731 sites of which 659 or 90 percent are occupied.

The Company also affirmed its intent to maintain its investment grade rating through prudent leverage and coverage ratios. The Company expects its Board of Directors to continue its past policy of reviewing and increasing the annual dividend with the April distribution, given the Company's conservative payout ratio.

A conference call to discuss third quarter operating results will be held on October 29, 2003 at 11:00 A.M. EST. To participate, call toll-free 877-407-8037. Callers outside the United States or Canada can access the call at 201-689-8037. A replay will be available following the call until November 14, 2003 and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the United States or Canada. The account number for the replay is 3055 and the ID number is 77223. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 130 communities comprising 44,542 developed sites and approximately 6,950 sites suitable for development, mainly in the Midwest and Southeast United States.

October 29, 2003
Page 3

(1) Funds From Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs, which have different cost bases on their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. A reconciliation of net income to FFO is provided in the financial statement section of this press release.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. NOI is defined as income from property of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. NOI should not be considered as a substitute for net income (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "forecasts," "anticipates," "intends," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                FOR THE PERIODS ENDED SEPTEMBER 30, 2003 AND 2002
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                SEPTEMBER 30,                      SEPTEMBER 30,
                                                          -------------------------        -------------------------
                                                              2003            2002            2003            2002
                                                          ---------       ---------        ---------       ---------
Income from property                                      $  39,090       $  37,732        $ 119,465       $ 112,974
Other income                                                  3,920           2,595            9,897           7,194
                                                          ---------       ---------        ---------       ---------
      Total revenues                                         43,010          40,327          129,362         120,168
                                                          ---------       ---------        ---------       ---------

Property operating and maintenance                           10,091           8,691           29,640          24,772
Real estate taxes                                             2,937           2,496            8,805           7,458
Property management                                             683             541            2,140           1,856
General and administrative                                    1,898           1,130            5,318           3,600
Depreciation and amortization                                11,036           9,505           32,486          27,661
Interest                                                      7,352           8,266           26,559          23,834
                                                          ---------       ---------        ---------       ---------
      Total expenses                                         33,997          30,629          104,948          89,181
                                                          ---------       ---------        ---------       ---------

Income before equity income (loss) from affiliates,
minority interests, and discontinued operations               9,013           9,698           24,414          30,987


Equity income (loss) from affiliates                             27          (1,457)             592          (2,639)
                                                          ---------       ---------        ---------       ---------

Income before minority interests and discontinued
operations                                                    9,040           8,241           25,006          28,348

Less income allocated to minority interests:
      Preferred OP Units                                      2,136           1,951            6,397           5,817
      Common OP Units                                           816             801            2,284           2,902
                                                          ---------       ---------        ---------       ---------

Income from continuing operations                             6,088           5,489           16,325          19,629
Income from discontinued operations                             333             313              978           1,289
                                                          ---------       ---------        ---------       ---------
Net income                                                $   6,421       $   5,802        $  17,303       $  20,918
                                                          =========       =========        =========       =========

Weighted average common shares outstanding:

          Basic                                              18,504          17,739           18,065          17,535
                                                          =========       =========        =========       =========
          Diluted                                            18,683          17,921           18,220          17,740
                                                          =========       =========        =========       =========

Basic earnings per share:
      Continuing operations                               $    0.33       $    0.31        $    0.91       $    1.12
      Discontinued operations                                  0.02            0.02             0.05            0.07
                                                          ---------       ---------        ---------       ---------
      Net income                                          $    0.35       $    0.33        $    0.96       $    1.19
                                                          =========       =========        =========       =========

Diluted earnings per share:
      Continuing operations                               $    0.32       $    0.30        $    0.90       $    1.11
      Discontinued operations                                  0.02            0.02             0.05            0.07
                                                          ---------       ---------        ---------       ---------
      Net income                                          $    0.34       $    0.32        $    0.95       $    1.18
                                                          =========       =========        =========       =========


                              SUN COMMUNITIES, INC.
              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE/OP UNIT AMOUNTS) (UNAUDITED)



                                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                        SEPTEMBER 30,
                                                            ----------------------------        --------------------------
                                                                2003              2002              2003             2002
                                                            ----------        ----------        ----------        --------
Net Income                                                  $    6,421        $    5,802        $   17,303        $ 20,918

Adjustments:
          Depreciation of rental property                       10,708             9,589            31,817          27,913
          Valuation adjustment(3)                               (1,949)              487            (1,274)            487
          Allocation of SunChamp losses(4)                       1,221               -               3,158             -
          Income allocated to Minority Interest                    860               846             2,420           3,055
          (Gain) on sale of properties                             -                 -                 -              (269)
                                                            ----------        ----------        ----------        --------
FFO                                                         $   17,261        $   16,724        $   53,424        $ 52,104
                                                            ==========        ==========        ==========        ========

FFO from Continuing Operations                              $   16,775        $   16,211        $   51,886        $ 50,464
                                                            ==========        ==========        ==========        ========
FFO from Discontinued Operations                            $      486        $      513        $    1,538        $  1,640
                                                            ==========        ==========        ==========        ========

Weighted average common shares/OP Units outstanding:

          Basic                                                 20,989            20,323            20,586          20,126
                                                            ==========        ==========        ==========        ========
          Diluted                                               21,168            20,505            20,741          20,331
                                                            ==========        ==========        ==========        ========

Continuing Operations:
FFO per weighted average Common Share/OP Unit
     - Basic                                                $     0.80        $     0.80        $     2.52        $   2.51
                                                            ==========        ==========        ==========        ========
FFO per weighted average Common Share/OP Unit
     - Diluted                                              $     0.79        $     0.79        $     2.50        $   2.48
                                                            ==========        ==========        ==========        ========

Discontinued Operations:
FFO per weighted average Common Share/OP Unit
     - Basic                                                $     0.02        $     0.02        $     0.08        $   0.08
                                                            ==========        ==========        ==========        ========
FFO per weighted average Common Share/OP Unit
     - Diluted                                              $     0.03        $     0.03        $     0.08        $   0.08
                                                            ==========        ==========        ==========        ========

Total Operations:
FFO per weighted average Common Share/OP Unit
     - Basic                                                $     0.82        $     0.82        $     2.60        $   2.59
                                                            ==========        ==========        ==========        ========
FFO per weighted average Common Share/OP Unit
     - Diluted                                              $     0.82        $     0.82        $     2.58        $   2.56
                                                            ==========        ==========        ==========        ========



(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfections related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments are excluded from Funds From Operations. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)


                                                             SEPTEMBER 30, 2003        DECEMBER 31, 2002
                                                           --------------------      -------------------
Investment in rental property before accumulated                $1,177,938               $1,174,837
    depreciation

Total assets                                                    $1,228,627               $1,163,976
Total debt                                                      $  777,419               $  721,351
Total minority interests and stockholders' equity               $  426,319               $  418,044






                              SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                FOR THE PERIODS ENDED SEPTEMBER 30, 2003 AND 2002
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)

                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                                              SEPTEMBER 30,                    SEPTEMBER 30,
                                                      -------------------------         -------------------------
                                                         2003            2002             2003             2002
                                                       --------        --------         --------         --------
Net income                                             $  6,421        $  5,802         $ 17,303         $ 20,918
Unrealized income (loss) on interest rate swaps           2,033          (1,344)            (347)          (1,344)
                                                       --------        --------         --------         --------
Comprehensive income                                   $  8,454        $  4,458         $ 16,956         $ 19,574
                                                       ========        ========         ========         ========
